UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 16, 2008
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.05. Costs Associated with Exit or Disposal Activities
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On December 16, 2008, Harris Interactive Inc. (the “Company”) entered into an agreement (the “Alix Agreement”) with AlixPartners LLP (“Alix”) pursuant to which Deborah Rieger-Paganis, an employee of Alix, will serve as interim Chief Financial Officer of the Company, effective December 20, 2008. The Alix Agreement, among its material terms, provides for the engagement of Alix to provide interim management, financial advisory, and consulting services to the Company including:
•	Alix’s agreement to provide Deborah Rieger-Paganis to serve as interim chief financial officer of the Company at a rate of $680 per hour plus out-of-pocket expenses

•	Alix’s agreement to provide other consulting assistance to the Company at hourly rates dependent upon the particular consultant involved

•	payment by the Company of a retainer to Alix, refundable to the extent not earned

•	agreement of Alix to preserve the confidentiality of non-public confidential and proprietary information received in the course of the engagement

•	preservation of intellectual property rights of Alix in its methodologies, processes, and the like, and ownership by the Company of work product created specifically for the Company

•	agreement of the Company to provide specified insurance and to indemnify Alix under specified circumstances

•	ability of Alix or the Company to terminate the arrangement at will

•	limitation of Alix liability

•	arbitration of disputes
A copy of the agreement between the Company and Alix is attached to this Current Report on Form 8-K as Exhibit 10.1.
Section 2 — Financial Information
Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 16, 2008, the Company decided to take certain actions in connection with its strategic initiatives, including realignment of its cost structure as part of a reorganization to better meet the evolving needs of its business. Specifically, the Company strategically reduced headcount at its U.S. facilities by approximately 51 full-time employees and currently estimates that the expenses associated with the reduction will not exceed $2.4 million in one-time termination benefits, all of which will involve cash payments. Cash payments will be completed by December 2009. Severance charges will be recorded in the Company’s results for the second quarter of fiscal 2009. The Company has also decided to vacate its leased space in Building 135-Corporate Woods, Rochester, New York. In connection with this action, the Company will incur a charge of approximately $0.5 million in contract termination charges related to the remaining lease obligation, which will be recorded in its results for the second quarter of fiscal 2009, and will result in cash payments through June 2010.

The Company will file an amended Form 8-K if it determines that there are material changes to any of the estimates noted above. The Company continuously reviews its operations and cost structure, including its seasonal cycles, and while it does not have any specific commitments to do so at this time, may pursue additional workforce and leased space reductions in the future.
Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of the Company, Ronald E. Salluzzo:
On December 16, 2008, the Company and Ronald E. Salluzzo, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company, agreed that Mr. Salluzzo will leave his positions with the Company effective December 19, 2008 as part of the Company’s strategic realignment initiatives. Mr. Salluzzo’s departure is not based on any disagreement with the Company’s accounting principles or practices, financial statement disclosures or otherwise. Mr. Salluzzo will receive payments provided under his existing Employment Agreement, as previously amended, related to termination without cause. Mr. Salluzzo’s Employment Agreement and Amendment 1 to Employment Agreement were filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, respectively.
Appointment of Interim Chief Financial Officer and Treasurer of the Company, Deborah Rieger-Paganis:
Effective as of December 20, 2008, Deborah Rieger-Paganis has been appointed interim Chief Financial Officer of the Company.
Prior to joining the Company, Ms. Rieger-Paganis, age 53, has served as a Director at AlixPartners LLP, a global business advisory firm, since 2002. Ms. Rieger-Paganis is a Certified Public Accountant whose areas of focus at Alix have been, among others, financial performance and turnaround engagements for both public and private companies.
Ms. Rieger-Paganis will serve as interim Chief Financial Officer of the Company pursuant to the Alix Agreement described in Item 1.01 above. Pursuant to the Alix Agreement, Alix will be compensated for Ms. Rieger-Paganis’ time based on an hourly rate. Ms. Rieger-Paganis will not receive any compensation directly from the Company and will continue to be employed and compensated by Alix.
A copy of the Alix Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.
Modification of Arrangements with Named Executive Officer, George H. Terhanian:
On December 16, 2008, the Company and George H. Terhanian entered into Amendment 2 (the “Amendment”) to Dr. Terhanian’s Employment Agreement, as previously amended. Dr. Terhanian’s Employment Agreement and Amendment 1 to Employment Agreement were filed as Exhibit 10.4.34 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, respectively. The material terms of the Amendment include:
•	Change in Dr. Terhanian’s title and duties from President, Harris Interactive Europe and Global Internet Research to President, Global Solutions

•	Relocation of Dr. Terhanian from the United Kingdom to the United States approximately March 1, 2009, after which he will no longer be eligible for foreign currency exchange rate adjustments to his compensation

•	Payment of Dr. Terhanian’s relocation expenses for his move to the United States

•	Change in the list of “good reasons” for voluntary termination by Dr. Terhanian with severance to add failure of the Compensation Committee of the Board to grant 100,000 non-qualified options at fair market value to Dr. Terhanian on the Company’s regular quarterly grant date in February, 2009
A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2.
Modification to Bonus Plan for President and Chief Executive Officer, Kimberly Till
The Employment Agreement dated October 21, 2008 between the Company and Kimberly Till, the Company’s President and Chief Executive Officer, provided that bonus targets for fiscal 2009 would be established by the Compensation Committee of the Board of Directors of the Company within approximately 30 days after the date of the Employment Agreement. On December 16, 2008 the Compensation Committee determined that Ms. Till’s bonus for fiscal 2009 will be based upon achievement, in the discretion of the Committee, of management objectives related to strategy, cost reduction, banking relationships, client relationships and development, organization structure, and technology.
Modification to Bonus Plans
On December 16, 2008, the Compensation Committee of the Board of Directors of the Company approved modifications to the Company’s Corporate Bonus Plan and Business Unit Bonus Plan. The terms of those plans were filed as Exhibit 10.4.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008. The modifications affect arrangements with named executive officers, David B. Vaden, President, North America and Global Operations and George H. Terhanian, President, Global Solutions, each of whom participates in the Business Unit Bonus Plan.
The Corporate Bonus Plan previously provided for payouts based upon achievement of levels of “Adjusted EBITDA” (EBITDA adjusted to remove the effect of non-cash stock-based compensation expense). In order for a participant to achieve his/her full personal target bonus, Adjusted EBITDA would have to have been 128% greater than budget. Absent any discretionary allocation, 66% of the targeted bonus pool was payable if performance was equal to budget. Pursuant to the plan as modified, full personal target bonus will be payable if performance is equal to budget, and amounts in excess of target may be paid for achievement of Adjusted EBITDA above target levels. The Corporate Bonus Plan previously provided that absent a discretionary allocation no bonus is payable if performance is less than 96% of budget. The modified plan lowers the minimum threshold for bonus payments to 90% of budget. In addition, the fiscal 2009 retention modifier feature of the plan has been eliminated.
Under the Business Unit Bonus Plan, individual metrics are established for each participant. In general, 25% of each executive officer participant’s bonus is determined based upon Company-wide operating profit, 65% of bonus is earned based upon operating profit for the particular business unit with which the participant is associated, and 10% of the bonus is based upon evaluation of performance against individual management objectives. Within the Business Unit Bonus Plan, bonuses may be increased or decreased by set percentages based upon client satisfaction scores for the business unit with which a particular officer is associated. The Business Unit Bonus Plan, as modified, provides that with respect to both the 25% and 65% portions of the bonus, 100% payouts would occur upon achievement of budgeted operating profit instead of targeted profit, with a minimum threshold of 80% of budgeted operating profit for receipt of the respective portion of the bonus. Amounts in excess of target may be paid for achievement of operating profit above target levels. In addition, the fiscal 2009 retention modifier feature of the plan has been eliminated.

A description of the modified terms of the Corporate Bonus Plan and the Business Unit Bonus Plan is attached to this Current Report on Form 8-K as Exhibit 10.3.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On December 17, 2008, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit 10.1	Agreement dated December 16, 2008 between the Company and Alix Partners LLP

Exhibit 10.2	Employment Agreement Amendment 2 dated December 16, 2008 between the Company and George H. Terhanian

Exhibit 10.3	Description of amended terms of Corporate Bonus Plan and Business Unit Bonus Plan

Exhibit 99.1	Press Release issued by the Company on December 17, 2008
The discussion in this Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on the information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the results discussed herein. Factors that might cause or contribute to such differences include but are not limited to, those discussed in the Risk Factors section set forth in reports or documents the Company files from time to time with the U.S. Securities and Exchange Commission (“SEC”), such as the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed on September 15, 2008. In addition, general market factors and economic trends, such as interest rates, the U.S. and world economy, the financial stability of world markets and the financial condition and outlook of the Company’s customers and potential customers should also be considered. The Risk Factors set forth in other reports or documents the Company files from time to time with the SEC should also be reviewed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Kimberly Till

Name:	Kimberly Till
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Dated: December 17, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Agreement dated December 16, 2008 between the Company and Alix Partners LLP

Exhibit 10.2	Employment Agreement Amendment 2 dated December 16, 2008 between the Company and George H. Terhanian

Exhibit 10.3	Description of amended terms of Corporate Bonus Plan and Business Unit Bonus Plan

Exhibit 99.1	Press Release issued by the Company on December 17, 2008